Exhibit 2.2

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of May 1, 2004 (this “Bank Merger Agreement”), pursuant to the Pennsylvania Banking Code of 1965, as amended (the “PA Banking Code”) and the New Jersey Department of Banking and Insurance Act of 1948, as amended (the “NJ Banking Code”), by and between Equity Bank, a New Jersey banking corporation having its principal office at 8000 Sagemore Drive, Suite 8101, Marlton, NJ 08053 and branch offices at the locations specified in Schedule 1 hereto (“Equity Bank”), and Patriot Bank, a Pennsylvania banking corporation having its principal office at High and Hanover Streets, Pottstown, Pennsylvania 19464-0289 and branch offices at the locations specified in Schedule 2 hereto (“Patriot Bank”).

WHEREAS, Equity Bank and Patriot Bank previously executed an Agreement and Plan of Merger, dated February 12, 2004 (the “Original Agreement”);

WHEREAS, the parties desire to amend and restate the Original Agreement in accordance with the terms and conditions set forth herein;

WHEREAS, Susquehanna Bancshares, Inc., a Pennsylvania corporation and the parent company of Equity Bank (“Susquehanna”), and Patriot Bank Corp., a Pennsylvania corporation and the parent company of Patriot Bank (“Patriot”), have entered into an Amended and Restated Agreement and Plan of Merger, dated as of March 15, 2004 (the “Holding Company Merger Agreement”), providing for the merger of Patriot with and into Susquehanna (the “Parent Merger”); and

WHEREAS, pursuant to the Holding Company Merger Agreement, Susquehanna and Patriot contemplated the execution of this Bank Merger Agreement to provide for the merger (the “Bank Merger”) of Patriot Bank with and into Equity Bank in accordance with the PA Banking Code and the NJ Banking Code, immediately following the consummation of the Parent Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE BANK MERGER

1.1 The Bank Merger. The constituent entities to the Bank Merger (the “Constituent Banks”) shall be Equity Bank and Patriot Bank. Subject to the terms and conditions of this Bank Merger Agreement and the Holding Company Merger Agreement, in accordance with Chapter 16 of the PA Banking Code and Chapter 9A of the NJ Banking Code, at the Effective Time (as

defined in Section 1.2 hereof), Patriot Bank shall merge with and into Equity Bank. Equity Bank shall be the surviving entity (sometimes referred to herein as the “Receiving Bank”) of the Bank Merger and shall continue its existence as a New Jersey banking corporation under the NJ Banking Code following consummation of the Bank Merger. Upon consummation of the Bank Merger, the separate existence of Patriot Bank shall cease.

1.2 Effective Time. Subject to the provisions of this Bank Merger Agreement and the Holding Company Merger Agreement and subject to the receipt of approval of the Department of Banking (the “Department of Banking”) of the Commonwealth of Pennsylvania (for which approval the parties shall duly apply promptly following the execution and delivery hereof), articles of merger for the Bank Merger complying with the PA Banking Code (the “Articles of Merger”) and a certificate of merger for the Bank Merger complying with the NJ Banking Code (the “Certificate of Merger”) shall be duly prepared, executed and delivered for filing with the Department of State of the Commonwealth of Pennsylvania (the “PA Department of State”) and the Department of Treasury of the State of New Jersey (the “NJ Department of Treasury”), along with such approvals, immediately following the consummation of the Parent Merger, in each case on the Closing Date (as defined in Section 10.1 of the Holding Company Merger Agreement). The Bank Merger shall become effective (such time, the “Effective Time”) on such day and at such time as the Articles of Merger and the approval of the Pennsylvania Department of Banking are filed by the PA Department of State and the Certificate of Merger and the approval of the New Jersey Commissioner of Banking and Insurance are filed by the NJ Department of Treasury or at such later time as may be specified in the Articles of Merger and Certificate of Merger.

1.3 Effects of the Bank Merger. At and after the Effective Time, the Bank Merger shall have the effects provided herein and set forth in the applicable provisions of the PA Banking Code and the NJ Banking Code. Without limiting the generality of the foregoing and subject thereto, all the property, rights, privileges, powers and franchises of Patriot Bank and Equity Bank shall vest in the Receiving Bank, and all debts, liabilities, obligations, restrictions, disabilities and duties of Patriot Bank and Equity Bank shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Receiving Bank.

1.4 Articles of Incorporation. At the Effective Time, the Articles of Incorporation of Equity Bank, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Receiving Bank and shall be amended immediately upon the Effective Time to change the name of the Receiving Bank from “Equity Bank” to “Susquehanna Patriot Bank” as set forth in Section 1.6 below, until thereafter amended in accordance with applicable law and such Articles of Incorporation.

1.5 Bylaws. At the Effective Time, the Bylaws of Equity Bank, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Receiving Bank until thereafter amended in accordance with applicable law, the Articles of Incorporation of the Receiving Bank and such Bylaws.

1.6 Name. At the Effective Time, the name of the Receiving Bank shall be “Susquehanna Patriot Bank,” until thereafter amended in accordance with applicable law and the Articles of Incorporation of the Receiving Bank.

1.7 Capital Stock. Unless otherwise determined by Equity Bank prior to the Effective Time by delivery to Patriot Bank of an addendum to this Bank Merger Agreement, from and after the Effective Time, the total number of shares and the par value of each class of stock that the Receiving Bank shall be authorized to issue shall be 2,000,000 shares of common stock, par value $5.00 per share, until thereafter amended in accordance with applicable law and the Articles of Incorporation of the Receiving Bank.

1.8 Officers. At the Effective Time, the initial officers of the Receiving Bank shall be the individuals set forth on Schedule 3 hereto and each such officer of the Receiving Bank from and after the Effective Time shall hold office at the pleasure of the Board of Directors of the Receiving Bank, subject to his or her rights under any contract with the Receiving Bank or either Constituent Bank to which such officer may be a party.

1.9 Directors. At the Effective Time, the initial directors of the Receiving Bank shall be the individuals set forth on Schedule 4 hereto, which directors include the Patriot Designated Directors (as defined below) required to be designated pursuant to Section 7.14(b) of the Holding Company Merger Agreement. Each such initial director shall hold office in accordance with the Articles of Incorporation and Bylaws of the Receiving Bank until their respective successors are duly elected or appointed and qualified. The term “Patriot Designated Directors” shall mean the four individuals who shall be designated by Patriot after consultation with Susquehanna, to become members of the Board of Directors of Receiving Bank as of the Effective Time of the Bank Merger pursuant to this Bank Merger Agreement. If any of the Patriot Designated Directors does not become a director of the Receiving Bank because of death, disability or otherwise, or if any of the Patriot Designated Directors shall cease to be a director of the Receiving Bank at any time before the second anniversary of the Effective Time of the Bank Merger, Susquehanna has agreed pursuant to the Holding Company Merger Agreement, after consultation with the remaining Patriot Designated Directors, to cause a person who is a member of the Board of Directors of Patriot as of December 10, 2003 to be elected or appointed to the Board of Directors of the Receiving Bank as the new Patriot Designated Director.

1.10 Main Office and Branch Offices. At the Effective Time, the main office of the Receiving Bank shall be located at 8000 Sagemore Drive, Suite 8101, Marlton, New Jersey 08053, and branch offices of the Receiving Bank shall be at the locations specified in Schedule 5 hereto.

1.11 Governing Law. This Bank Merger Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to any applicable principles of conflicts of law.

ARTICLE II

EXCHANGE OF SHARES

The capital stock of Patriot Bank consists of shares of a class of common capital stock, par value $1.00 per share, 1,000 shares of which were outstanding as of the date of this Bank Merger Agreement, and a class of preferred stock, par value $1.00 per share, no shares of which were outstanding as of the date of this Bank Merger Agreement. At the Effective Time, each outstanding share of Patriot Bank common stock then outstanding will be exchanged for one share of the common stock of Equity Bank. No shares of the capital stock of a “company” (as such term is defined in paragraph (3) of Section 132 (C. 17:9A-132) of the NJ Banking Code) will be issued, nor will any preferred stock, capital notes or other securities of Equity Bank or of any such company be issued, nor any other consideration paid, on account of the Patriot Bank Common Stock. The amount of the capital stock of Equity Bank after the merger will be $8,202,000.00, divided into 1,640,378 shares of a par value of $5.00 each, and the surplus of Equity Bank will be $250,759.00.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PATRIOT BANK

Patriot Bank hereby represents and warrants to Equity Bank as follows:

3.1 Capitalization. As of the date of this Bank Merger Agreement, the authorized capital stock of Patriot Bank consists of 12,000,000 shares, of which 10,000,000 shares are Common Stock, par value $1.00 per share (“Patriot Bank Common Stock”), and of which 2,000,000 shares are Preferred Stock, par value $1.00 per share (“Patriot Bank Preferred Stock”). As of the date of this Bank Merger Agreement, there were 1,000 shares of Patriot Bank Common Stock issued and outstanding and no shares of Patriot Bank Preferred Stock issued and outstanding, all of which are held of record by Patriot. All of the issued and outstanding shares of Patriot Bank Common Stock and Patriot Bank Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable.

3.2 Authority; No Violation.

(a) Patriot Bank has full corporate power and authority to execute and deliver this Bank Merger Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Bank Merger Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Patriot Bank and approved by the sole shareholder of Patriot Bank. No other corporate proceedings on the part of Patriot Bank are necessary to approve this Bank Merger Agreement and to consummate the transactions contemplated hereby. This Bank Merger Agreement has been duly and validly executed and delivered by Patriot Bank and (assuming due authorization, execution and delivery by Equity Bank) this Bank Merger Agreement constitutes a legal, valid and binding obligation of Patriot Bank, enforceable against Patriot Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by insolvency, receivership, conservatorship and similar laws affecting creditors’ rights and remedies generally.

(b) Neither the execution and delivery of this Bank Merger Agreement by Patriot Bank, nor the consummation by Patriot Bank of the transactions contemplated hereby, nor compliance by Patriot Bank with any of the terms or provisions hereof, will violate any provision of the Articles of Incorporation or Bylaws of Patriot Bank, any statute, code, ordinance, rule or regulation or any judgment, order, writ, decree or injunction applicable to Patriot Bank, or any other instrument or obligation to which Patriot Bank is a party.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EQUITY BANK

Equity Bank hereby represents and warrants to Patriot Bank as follows:

4.1 Capitalization. As of the date of this Bank Merger Agreement, the authorized capital stock of Equity Bank consists of 2,000,000 shares of Common Stock, par value $5.00 per share, of Equity Bank (“Equity Bank Common Stock”). As of the date of this Bank Merger Agreement, there were 1,639,378 shares of Equity Bank Common Stock issued and outstanding, all of which are held of record by Susquehanna Bancshares East, Inc., a wholly owned subsidiary of Susquehanna. All of the issued and outstanding shares of Equity Bank Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

4.2 Authority; No Violation.

(a) Equity Bank has full corporate power and authority to execute and deliver this Bank Merger Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Bank Merger Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Equity Bank and approved by the sole shareholder of Equity Bank. No other corporate proceedings on the part of Equity Bank are necessary to approve this Bank Merger Agreement and to consummate the transactions contemplated hereby. This Bank Merger Agreement has been duly and validly executed and delivered by Equity Bank and (assuming due authorization, execution and delivery by Patriot Bank) this Bank Merger Agreement constitutes a legal, valid and binding obligation of Equity Bank, enforceable against Equity Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by insolvency, receivership, conservatorship and similar laws affecting creditors’ rights and remedies generally.

(b) Neither the execution and delivery of this Bank Merger Agreement by Equity Bank, nor the consummation by Equity Bank of the transactions contemplated hereby, nor compliance by Equity Bank with any of the terms or provisions hereof, will violate any provision of the Articles of Incorporation or Bylaws of Equity Bank, any statute, code, ordinance, rule or regulation or any judgment, order, writ, decree or injunction applicable to Equity Bank, or any other instrument or obligation to which Equity Bank is a party.

ARTICLE V

TERMINATION

Consummation of the Bank Merger contemplated hereunder is conditioned upon the satisfaction of all conditions set forth in Article VIII of the Holding Company Merger Agreement. This Bank Merger Agreement shall terminate and forthwith become void automatically and without any action on the part of Equity Bank or Patriot Bank immediately upon the termination of the Holding Company Merger Agreement in accordance with Article IX thereof, and there shall be no further liability on the part of either Equity Bank or Patriot Bank to the other or to any third party upon such termination.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Equity Bank and Patriot Bank have each caused this Bank Merger Agreement to be executed by their duly authorized officers as of the day and year first above written.

EQUITY BANK

By:	/s/ Michael M. Quick
Name: Michael M. Quick
Title: Chairman and CEO

PATRIOT BANK

By:	/s/ Richard A. Elko
Name: Richard A. Elko
Title: President and CEO

Schedule 1

Branch Office Locations of Equity Bank

MAIN OFFICE

EQUITY BANK

8000 SAGEMORE DRIVE

MARLTON, NJ 80853

Atco Avenue Equity Bank 2155 Atco Avenue Atco, NJ 08004 856-768-1200	White Horse Pike Equity Bank 249 White Horse Pike Atco, NJ 08004 856-767-3886

Marlton Equity Bank 8000 Sagemore Drive, Suite 8101 Marlton, NJ 08003 856-983-4000	Cherry Hill Equity Bank 901 N. Kings Highway Cherry Hill, NJ 08034 856-667-5555

Moorestown Equity Bank Lenola Road & Kings Highway Moorestown, NJ 08057 856-231-4500	Audubon Equity Bank White Horse Pike & Merchant Street Audubon, NJ 08106 856-310-0007

Cinnaminson Equity Bank Rt. 130 & Meeting House Road Cinnaminson, NJ 08077 856-303-0100	Mullica Hill Equity Bank 114 North Main Street Mullica Hill, NJ 08062 856-478-2187

Richwood Equity Bank 638 Mullica Hill Road Richwood, NJ 08074 856-589-0991	Lawnside Equity Bank 305 White Horse Pike Lawnside, NJ 08045 856-546-1000

West Deptford Equity Bank 998 Kings Highway West Deptford, NJ 08086 856-686-3811	Haddonfield Equity Bank 30 Kings Highway E. Haddonfield, NJ 08033 856-856-1414

Pennsauken 7350 Maple Avenue Pennsauken, NJ 08109-2957 856-665-8000	Moorestown Commons 100 Young Avenue Moorestown, NJ 08057 856-787-0313

Bryn Mawr 101 Bryn Mawr Avenue Bryn Mawr, PA 19010 610-525-8500	West Chester 15 East Gay Street West Chester, PA 19380 610-701-9500

Media 100 South Orange Street Media, PA 19063 610-565-8000	Lionville 200 E. Uwehlan Avenue Exton, PA 19341 610-524-5660

Newtown Square * Route 252 Newtown Square, PA 19073	Lumberton * 160 Mount Holly By-Pass Lumberton, NJ 08048

*	To open approximately 9/2004

Schedule 2

Branch Office Locations of Patriot Bank

Limerick Community Banking Center

536 Lewis Road

Limerick, Pennsylvania 19468-1119

Boyertown Community Banking Center

E. Philadelphia Ave. and Chestnut Street

Boyertown, Pennsylvania 19512-1126

Exeter Community Banking Center

4915 Perkiomen Avenue

Exeter, Pennsylvania 19606-9528

Fleetwood Community Banking Center

46 West Main Street

Fleetwood, Pennsylvania 19522-1315

Muhlenberg Community Banking Center

4930 5th Street Highway

Muhlenberg Township, Pennsylvania 19560-1408

Sinking Spring Community Banking Center

155 Shillington Road

Sinking Spring, Pennsylvania 19608-1434

Wyomissing Community Banking Center

2228 State Hill Road

Wyomissing, Pennsylvania 19610-1904

Phoenixville Community Banking Center

119 Nutt Road

Phoenixville, Pennsylvania 19460-3968

Lehigh Valley Community Banking Center

3920 Tilghman Street

Allentown, Pennsylvania 18104-4434

Hamilton Mall Community Banking Center

740 Hamilton Mall

Allentown, Pennsylvania 18101-2425

Emmaus Community Banking Center

1130 Chestnut Street

Emmaus, Pennsylvania 18049-1905

Whitehall Community Banking Center

2545 Mickley Avenue

Whitehall, Pennsylvania 18052-3812

Bethlehem Community Banking Center

3650 Nazareth Pike

Bethlehem, Pennsylvania 18020-1115

Cherryville Community Banking Center

765 Blue Mountain Drive

Cherryville, Pennsylvania 18088-9521

Walnutport Community Banking Center

500 Main Street

Walnutport, Pennsylvania 18088-1505

Bethlehem Community Banking Center

1345 Airport Road

Allentown, Pennsylvania 18109

Schedule 3

Names of Initial Executive Officers of Receiving Bank

Michael M. Quick	Chairman
Richard A. Elko	President and Chief Executive Officer
Robert Whalen	Executive Vice President
Pam Cyr	Executive Vice President/CFO and Treasurer
Ellen L. Crain	Secretary

Schedule 4

Names of Initial Directors of Receiving Bank

Richard A. Elko

Joni S. Naugle

James B. Elliott

Larry V. Thren

Wayne Byant

E. Susan Piersol

M. Zev Rose

Allen C. Eastlack, Sr.

Michael M. Quick

Lita Indzel Cohen

John Follman

Julian Miraglia

Britton Murdoch

Robert Whalen

Santo John Maccherone

Schedule 5

Branch Office Locations of Receiving Bank

MAIN OFFICE

PATRIOT BANK

8000 SAGEMORE DRIVE

MARLTON, NJ 80853

Atco Avenue Equity Bank 2155 Atco Avenue Atco, NJ 08004 856-768-1200	White Horse Pike Equity Bank 249 White Horse Pike Atco, NJ 08004 856-767-3886

Marlton Equity Bank 8000 Sagemore Drive, Suite 8101 Marlton, NJ 08003 856-983-4000	Cherry Hill Equity Bank 901 N. Kings Highway Cherry Hill, NJ 08034 856-667-5555

Moorestown Equity Bank Lenola Road & Kings Highway Moorestown, NJ 08057 856-231-4500	Audubon Equity Bank White Horse Pike & Merchant Street Audubon, NJ 08106 856-310-0007

Cinnaminson Equity Bank Rt. 130 & Meeting House Road Cinnaminson, NJ 08077 856-303-0100	Mullica Hill Equity Bank 114 North Main Street Mullica Hill, NJ 08062 856-478-2187

Richwood Equity Bank 638 Mullica Hill Road Richwood, NJ 08074 856-589-0991	Lawnside Equity Bank 305 White Horse Pike Lawnside, NJ 08045 856-546-1000

West Deptford Equity Bank 998 Kings Highway West Deptford, NJ 08086 856-686-3811	Haddonfield Equity Bank 30 Kings Highway E. Haddonfield, NJ 08033 856-856-1414

Pennsauken 7350 Maple Avenue Pennsauken, NJ 08109-2957 856-665-8000	Morrestown Commons 100 Young Avenue Morrestown, NJ 08057 856-787-0313

Bryn Mawr 101 Bryn Mawr Avenue Bryn Mawr, PA 19010 610-525-8500	West Chester 15 East Gay Street West Chester, PA 19380 610-701-9500

Media 100 South Orange Street Media, PA 19063 610-565-8000	Lionville 200 E. Uwehlan Avenue Exton, PA 19341 610-524-5660

Newtown Square * Route 252 Newtown Square, PA 19073 * To open approximately 9/2004	Lumberton * 160 Mount Holly By-Pass Lumberton, NJ 08048 * To open approximately 9/2004

Limerick Limerick Community Banking Center 536 Lewis Road Limerick, Pennsylvania 19468-1119	Boyertown Boyertown Community Banking Center E. Philadelphia Ave. and Chestnut Street Boyertown, Pennsylvania 19512-1126

Exeter Exeter Community Banking Center 4915 Perkiomen Avenue Exeter, Pennsylvania 19606-9528	Fleetwood Fleetwood Community Banking Center 46 West Main Street Fleetwood, Pennsylvania 19522-1315

Muhlenberg Muhlenberg Community Banking Center 4930 5th Street Highway Muhlenberg Township, Pennsylvania 19560-1408	Sinking Spring Sinking Spring Community Banking Center 155 Shillington Road Sinking Spring, Pennsylvania 19608-1434

Wyomissing Wyomissing Community Banking Center 2228 State Hill Road Wyomissing, Pennsylvania 19610-1904	Phoenixville Phoenixville Community Banking Center 119 Nutt Road Phoenixville, Pennsylvania 19460-3968

Allentown Lehigh Valley Community Banking Center 3920 Tilghman Street Allentown, Pennsylvania 18104-4434	Allentown Hamilton Mall Community Banking Center 740 Hamilton Mall Allentown, Pennsylvania 18101-2425

Emmaus Emmaus Community Banking Center 1130 Chestnut Street Emmaus, Pennsylvania 18049-1905	Whitehall Whitehall Community Banking Center 2545 Mickley Avenue Whitehall, Pennsylvania 18052-3812

Bethlehem Bethlehem Community Banking Center 3650 Nazareth Pike Bethlehem, Pennsylvania 18020-1115	Cherryville Cherryville Community Banking Center 765 Blue Mountain Drive Cherryville, Pennsylvania 18088-9521

Walnutport Walnutport Community Banking Center 500 Main Street Walnutport, Pennsylvania 18088-1505	Allentown Bethlehem Community Banking Center 1345 Airport Road Allentown, Pennsylvania 18109

Pottstown High and Hanover Streets Pottstown, Pennsylvania 19464-0289